Signatures: **

JEFFERIES CAPITAL PARTNERS IV L.P. JEFFERIES EMPLOYEE PARTNERS IV LLC JCP PARTNERS IV LLC By: JEFFERIES CAPITAL PARTNERS LLC, as Manager

By: /s/ Brian P. Friedman Name: Brian P. Friedman Title: Managing Member	6/24/13 Date

JCP IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC, as Managing Member

By: /s/ Brian P. Friedman Name: Brian P. Friedman Title: Managing Member	6/24/13 Date

JEFFERIES CAPITAL PARTNERS LLC

By: /s/ Brian P. Friedman Name: Brian P. Friedman Title: Managing Member	6/24/13 Date

/s/ James L. Luikart James L. Luikart	6/24/13 Date

Exhibit 99.1

(1):  On June 20, 2013, (i) Jefferies Capital Partners IV L.P., a Delaware limited partnership (“Jefferies Capital Partners IV”), distributed for no consideration an aggregate of 2,181,795 shares of common stock, par value $0.01 per share (“Common Stock”), of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), to its partners in accordance with its partnership agreement, (ii) JCP Partners IV LLC, a Delaware limited liability company (“JCP Partners”), distributed for no consideration an aggregate of 102,390 shares of Common Stock to its members in accordance with its limited liability company agreement, (iii) JCP IV LLC, a Delaware limited liability company (“General Partner”), distributed for no consideration an aggregate of 54,277 shares of Common Stock, which was received by it as part of the distributions from Jefferies Capital Partners IV and JCP Partners described above, to its members in accordance with its limited liability company agreement and (iv) Jefferies Capital Partners LLC, a Delaware limited liability company (“Manager”), distributed for no consideration an aggregate of eight shares of Common Stock, which was received by it as part of the distribution from General Partner described above, to its members in accordance with its limited liability company agreement (collectively, the “Distribution”).

(2):  Each of Manager, General Partner and James L. Luikart (“Mr. Luikart”) may be deemed to have owned beneficially and indirectly the shares of Common Stock distributed by Jefferies Capital Partners IV and JCP Partners as part of the Distribution.  General Partner is the general partner of Jefferies Capital Partners IV and is the managing member of each of JCP Partners and Jefferies Employee Partners IV LLC, a Delaware limited liability company (“Jefferies Employee Partners”, and together with Jefferies Capital Partners IV and JCP Partners, “Jefferies Capital Partners”, and together with General Partner, Manager and Mr. Luikart, the “Reporting Persons”), and had the power to vote or direct the vote, and to dispose or direct the disposition of, the shares of Common Stock distributed by Jefferies Capital Partners IV and JCP Partners as part of the Distribution, and, in such capacities, may be deemed to have beneficially owned the shares of Common Stock distributed by Jefferies Capital Partners IV and JCP Partners as part of the Distribution.  General Partner disclaims beneficial ownership of the shares of Common Stock distributed by Jefferies Capital Partners IV and JCP Partners except to the extent of its pecuniary interest therein.  Manager is the manager of Jefferies Capital Partners and the managing member of General Partner, and had the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock distributed by Jefferies Capital Partners IV, JCP Partners and General Partner as part of the Distribution, and, in such capacities, may be deemed to have beneficially owned the shares of Common Stock distributed by Jefferies Capital Partners IV, JCP Partners and General Partner as part of the Distribution.  Manager disclaims beneficial ownership of the shares of Common Stock distributed by Jefferies Capital Partners IV, JCP Partners and General Partner except to the extent of its pecuniary interest therein.  Mr. Luikart is a managing member of Manager, and, in such capacity, may be deemed to have beneficially owned the shares of Common Stock distributed by Jefferies Capital Partners IV, JCP Partners, General Partner and Manager as part of the Distribution.  Mr. Luikart disclaims beneficial ownership of the shares of Common Stock distributed by Jefferies Capital Partners IV, JCP Partners, General Partner and Manager except to the extent of his pecuniary interest therein.  Accordingly, after giving effect to the Distribution, (a) Jefferies Capital Partners IV is the beneficial owner of 618,075 shares of Common Stock, (b) JCP Partners no longer beneficially owns any shares of Common Stock and (c) each of Manager and General Partner may be deemed to own beneficially and indirectly 940,554 shares of Common Stock, which includes 618,075 shares of Common Stock owned by Jefferies Capital Partners and 322,479 shares of Common Stock owned by Jefferies Employee Partners.  This is an exit filing with respect to all Reporting Persons.

(3):  As part of the Distribution, Mr. Luikart received for no consideration 7,864 shares of Common Stock from Jefferies Capital Partners IV, General Partner and Manager.  Accordingly, after giving effect to the Distribution, Mr. Luikart may be deemed to own beneficially 948,418 shares of Common Stock, of which 7,864 shares of Common Stock is owned directly, and 940,554 shares of Common Stock is deemed to be owned indirectly, including 618,075 shares of Common Stock owned by Jefferies Capital Partners IV and 322,479 shares of Common Stock owned by Jefferies Employee Partners.